Exhibit 99.1

Sent to Global Field Team 11/1/2022 around 8:30pm

Hello, everyone. I thought this would be an opportunity for us to get back together again. I really, what an amazing day. An exciting moment in our Abiomed next phase for the organization. So I just want to call it a couple of things. You know, I hope you’ve had an opportunity to kind of absorb the moments. And I also want to make sure you’ve had a chance to review much of the material and resources available to you. So let me just call out a few of those. Number one is a press release itself. Now, as a reminder, that’s what many of your customers will see and family members and all the folks. So take the time to review the press release. I think most importantly, as Mike Minogue sent out his letter earlier today, and that’s the one in particular I want to make sure you have a chance to to read and review. And, you know, Mike is an amazing leader. We’ve been very fortunate to be with him for, you know, 19 years. And he has a way to articulate the situation that we’re in and the perspectives that are, you know, most important.

And a few of those just to highlight is, you know, number one is our patients. Patients first culture means when we look at any lens, any event, how does this help our patients and the ability for our technologies and our trials to come to market along with the, you know, the brand of a Johnson & Johnson is just a unique and amazing opportunity. So our patients is number one.

And number two, just internally, as you look at this, a very unique alignment of cultures. It’s like two pieces of puzzle that that come together with what’s called the credo at Johnson & Johnson, it’s over 100 years old, starts with the patients folk, first focus and then obviously with our four principles and the patients first mindset, it’s an amazing alignment of cultures. And speaking of the four principles, one of those is shareholder value. And from an external perspective, you can see as since 80% of our our employees are shareholders, this is a unique opportunity that we believe is exactly the right time for that audience.

But the last thing is the opportunities. And I, I just I tell you, I love to celebrate all of these promotions and the organization and leadership opportunities that that we’ve had largely as a commercial organization to celebrate. And the the new leadership over the last few years that is service based and just focused on our employees and development and then growing that organization. That has been a huge benefit within the broader field organization globally. And we believe that those opportunities will only be expanded now as we continue to accelerate our business, as we’ve been growing for many years. And now we have the brand and the broader culture of Johnson & Johnson to, you know, expand on those opportunities.

But on a personal note, many of you know that I have spent many years now and a responsibility to understand the market. You know, look at what’s happening around the world in health care. And many years ago, I knew this particular day may come where it would make the the best interest of our organization or employees and our patients would be this kind of a milestone. And the one company that was at the top of my list, the number one was Johnson & Johnson. And the reason it was at the top of my list, for many of the reasons we’re talking about, is that is unique to be able to take a over 100 year old brand and company, the positive brand, and yet be able to have an independent subsidiary again review the press release, you see those wordings. But to have that ability to maintain our culture, that is so critical to us at Abiomed. So it just it was a number one company. And I think it’s a it’s a a milestone for all of us as we go forward.

So I’ll leave you with again. I just I appreciate what you do and how you do it. I think we have an opportunity, whether it be lots of opportunities to interact with our physicians, encourage you to just stay focused on your day to day. It doesn’t change or tactical plan is our priority. Our leaders’ intent is our leaders’ intent. Our priority within our field organization. None of that changes. None of the structure is changing. None of the the people that’s focused on what’s in front of us right now. And just, you know, I appreciate every one of you and the efforts you’re taking and well, plenty of opportunities to talk again. So I’ll see you again soon.

Additional Information and Where to Find it

The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell shares of ABIOMED, Inc. At the time the offer is commenced, Johnson & Johnson and its merger subsidiary, Athos Merger Sub, Inc., will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and ABIOMED, Inc. will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the offer. ABIOMED, Inc. stockholders and other investors are urged to read the tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of ABIOMED, Inc. In addition, all of these materials (and all other materials filed by ABIOMED, Inc. with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by ABIOMED, Inc. at https://investors.abiomed.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, may be forward-looking statements. These forward-looking statements may be accompanied by such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “target,” “should,” “likely,” “will” and other words and terms of similar meaning. Forward-looking statements include, among other things, statements regarding the potential benefits of the proposed transaction; the prospective performance, future plans, events, expectations, performance, objectives and opportunities and the outlook for ABIOMED’s business; filings and approvals relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any potential strategic benefits, synergies or opportunities expected as a result of the proposed transaction; and any assumptions underlying any of the foregoing. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties.

Risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include: uncertainties as to the timing of the tender offer and merger; the risk that the proposed transaction may not be completed in a timely manner or at all; uncertainties as to how many of ABIOMED’s stockholders will tender their stock in the offer; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the effect of this announcement or pendency of the proposed transaction on the ABIOMED’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; risks related to diverting management’s attention from ABIOMED’s ongoing business operations; the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; the potential that the strategic benefits, synergies or opportunities expected from the proposed acquisition may not be realized or may take longer to realize than expected; the successful integration of ABIOMED into Johnson & Johnson subsequent to the closing of the transaction and the timing of such integration; other business effects, including the effects of industry, economic or political conditions outside of ABIOMED’s control; transaction costs; and other risks and uncertainties detailed from time to time in documents filed with the Securities and Exchange Commission (“SEC”) by ABIOMED, including ABIOMED’s current annual report on Form 10-K on file with the SEC, as well as the Schedule 14D-9 to be filed by ABIOMED and the tender offer documents to be filed by Johnson & Johnson and Athos Merger Sub, Inc. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with many of these factors.

ABIOMED is providing the information in this filing as of this date and assumes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as required by law.